                                 SCHEDULE 14C
                                (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION
       Information Statement Pursuant to Section 14(c) of the Securities
                    Exchange Act of 1934 (Amendment No.--)

Check the appropriate box:
|_|  Preliminary Information Statement
|_|  Confidential, For Use of the Commission
     Only (as permitted by Rule 14c-5(d)(2))
|X|  Definitive Information Statement


                                FPA CORPORATION
               (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No Fee required.
|_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

              1) Title of each class of securities to which transaction applies:

              ----------------------------------------------------------------
              2) Aggregate number of securities to which transaction applies:

              ----------------------------------------------------------------
              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
                       0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

              ----------------------------------------------------------------
              4) Proposed maximum aggregate value of transaction:

              ----------------------------------------------------------------
              5) Total fee paid:

              ----------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)       Amount Previously Paid:

              ----------------------------------------------------------------
     2)       Form, Schedule or Registration Statement no.:

              ----------------------------------------------------------------
     3)       Filing Party:

              ----------------------------------------------------------------
     4)       Date Filed:

              ----------------------------------------------------------------

                                FPA CORPORATION

                            Corporate Headquarters:

                          3333 Street Road, Suite 101
                         Bensalem, Pennsylvania 19020
                       Telephone Number: (215) 245-7500


                             INFORMATION STATEMENT
             PURSUANT TO RULE 14C-2 OF THE SECURITIES EXCHANGE ACT


         This information statement (the "Information Statement") is being furnished to the holders of the common stock, par value $.10 per share (the "Common Stock"), of FPA Corporation (the "Company") to advise them of the approval by written consent (the "Consent") by Mr. Jeffrey P. Orleans (the "Consenting Stockholder"), the record holder of 7,085,675 shares, or approximately 62.4%, of the Company's issued and outstanding shares of Common Stock at the time of the Consent, of an amendment to the Company's Certificate of Incorporation changing the name of the Company from "FPA Corporation" to "Orleans Homebuilders, Inc." (the "Amendment"). This approval was obtained pursuant to Section 228 of the Delaware General Corporation Law ("Section 228"). The name change will become effective twenty (20) days following the mailing of this Information Statement to the Company's stockholders as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the filing with the Secretary of State of the State of Delaware of an appropriate Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate of Amendment"). No further corporate or stockholder approvals of this action are required. Accordingly, this Information Statement is being furnished solely for the purpose of informing stockholders of this matter in compliance with the Exchange Act and subsection
(d) of Section 228. This Information Statement is being sent to stockholders on or about June 22, 1998.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
              ---------------------------------------------------


                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Background; Reasons for Amendment ..........................................2
Principal Stockholders .....................................................3
Unavailability of Dissenter's Rights under Delaware Law ....................5
Additional Information .................................................... 5

                       BACKGROUND; REASONS FOR AMENDMENT

         Over the past few years, management has come to believe that the Company's current name, "FPA Corporation," lacked sufficient name recognition with the general public. In management's opinion, this was especially true relative to the perceived wide spread name recognition within the Philadelphia/New Jersey area of several of the Company's wholly-owned subsidiaries. Those subsidiaries contained "Orleans" in their corporate name, and apparently benefited greatly from the name recognition associated with the Orleans family in the home building field. Based upon this perception, management recommended to the Company's Board of Directors (the "Board") in April 1998 that the Board begin the process of changing the name of the Company to "Orleans Homebuilders, Inc."

         After receiving and reviewing management's recommendation, the Board determined that changing the name of the Company to "Orleans Homebuilders, Inc." would be beneficial to the Company and that such change should be effectuated through the Amendment. In making this determination, the Board believed, and continues to believe, that the Amendment is beneficial to the Company for the following reasons:

         1. The Amendment identifies the Company with its principal activity, that of building homes.

         2. The Amendment capitalizes on the positive name recognition associated with the Orleans family, which has been one of the preeminent home builders in the Philadelphia/New Jersey region for 80 years.

         3. The name "FPA Corporation" was derived from the Company's original name, Florida Palm-Aire, at a time when the Company focused its activities in Florida. This time has since past, and the Board believes that the Company must focus public recognition on its current predominant activity.

         In light of the foregoing, on April 20, 1998, the Board approved and recommended to the stockholders of the Company the Amendment changing the name of the Company to "Orleans Homebuilders, Inc." On May 11, 1998, pursuant to
Section 228, the Consenting Stockholder consented in writing to the Amendment. The name of the Company will be changed from "FPA Corporation" to "Orleans Homebuilders, Inc." upon the expiration of twenty (20) days following the mailing of this Information Statement to the Company's stockholders at which time the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware and become effective under the Delaware General Corporation Law.

                            PRINCIPAL STOCKHOLDERS

         The following table sets forth as of the close of business on May 1, 1998 (except with respect to Mr. Orleans, Mr. Goodman, Mr. Goldman and Mr. Katz, which is as of the close of business on May 22, 1998), certain information with respect to the beneficial shareholdings of each director, each of the five most highly compensated executive officers, and all named executive officers and directors as a group, as well as the holdings of each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than 5% of the Company's shares of Common Stock, based upon Company records or Securities and Exchange Commission records. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                    Number of Shares    Percent
     Name of Beneficial Owner                      Beneficially Owned   of Class
     ------------------------                      ------------------   --------

Jeffrey P. Orleans, Director
   and Executive Officer.........................     7,232,708(1)         63.7%
   3333 Street Road, Suite 101
   Bensalem, PA  19020

Benjamin D. Goldman, Director
   And Executive Officer.........................     1,163,008(2)          9.9
   3333 Street Road, Suite 101
   Bensalem, PA  19020

Lewis Katz, Director.............................       479,000(3)          4.2

Michael T. Vesey, Executive Officer..............       201,000(4)          4.2

Robert N. Goodman, Director......................        81,300(5)          1.8

Sylvan M. Cohen, Director........................        79,052(6)          *

Joseph A. Santangelo,
   Executive Officer.............................        72,500(7)          *

Gary Schaal, Executive Officer...................        55,000(8)          *

David Kaplan, Director...........................        59,000(9)          *

Michael Karmatz, Executive
   Officer of Orelans Construction
   Company, a subsidiary of the
   Company.......................................        16,400(10)         *

                                                    Number of Shares    Percent
     Name of Beneficial Owner                      Beneficially Owned   of Class
     ------------------------                      ------------------   --------

Andrew N. Heine, Director.........................      25,000(11)          *

All Directors and executive officers
        As a group (11 persons)...................   9,463,968(12)         78.5%
----------
*        Less than 1% of the outstanding shares of Common Stock of the Company.
(1) The shares reflected include (a) 5,000 shares of 10,000 shares owned by a privately-held corporation, of which Mr. Orleans is a 50% stockholder and (b) 700 shares held as custodian for a minor son and minor daughter. Mr. Orleans could acquire up to 2,000,000 additional shares of Common Stock upon the conversion of the Company's $3 million convertible subordinated 7% note, due January 1, 2002 (the "Note"), issued to him on August 1, 1996. The Note is not convertible into shares of Common Stock until the American Stock Exchange (the "AMEX") approves a supplemental listing application covering such shares. The Company anticipates approval of the listing of such shares during 1998. On April 20, 1998, the Board, subject to the receipt of a fairness opinion, authorized the issuance of shares of Series D Preferred Stock (the "Series D Stock") to Mr. Orleans in exchange for an aggregate amount of $3 million in Company notes held by Mr. Orleans. The Series D Stock would, if issued, be convertible into approximately 2,000,000 shares of Common Stock upon the approval by the AMEX of a supplemental listing application covering such shares.
(2) Includes (a) 450 shares held by Mr. Goldman in his capacity as trustee for a minor child, (b) 400,000 shares issuable upon exercise of the vested portion of outstanding stock options, and (c) 600,000 held in three separate trusts for the benefit of the children of Mr. Orleans, as to which Mr. Goldman is, in each case, sole trustee.
(3) Includes 25,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(4) Includes 85,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(5) The shares reflected consist of (a) 56,300 shares owned by Goodtab Corporation (of which Mr. Goodman is the sole shareholder) and (b) 25,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(6) The shares reflected include (a) 5,000 shares of 10,000 shares owned by a privately-held corporation of which Mr. Cohen is a 50% shareholder, (b) 6,125 shares held by Mr. Cohen's wife (for which Mr. Cohen disclaims beneficial ownership) and (c) 25,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(7) Includes 40,000 shares issuable upon the exercise of vested portion of outstanding stock options.
(8) Includes 30,000 shares issuable upon the exercise of the vested portion of stock options.
(9) Includes 25,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(10) Consists of 15,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(11) Consists of 25,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(12) Includes 695,000 shares issuable upon exercise of the vested portion of outstanding stock options.

            UNAVAILABILITY OF DISSENTER'S RIGHTS UNDER DELAWARE LAW

         The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the action described therein or to receive an agreed or judicially appraised value for their shares.


                            ADDITIONAL INFORMATION

         The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the offices of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the following regional offices of the Commission: Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy statements and other information regarding registrants that are filed electronically with the Commission, and the address of such site is http://www.sec.gov.


June 22, 1998                         By Order of the Board of Directors


                                      JOSEPH A. SANTANGELO,
                                      Secretary-Treasurer